UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2018
DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(415) 738-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐
Digital Realty Trust, L.P.:	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Digital Realty Trust, Inc.: ☐
Digital Realty Trust, L.P.: ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2018, Digital Realty Trust, Inc. (the “company”) announced the appointment of Erich Sanchack, age 47, as Executive Vice President, Operations of the company effective as of January 25, 2018 (the “Start Date”).

Mr. Sanchack has been employed with CenturyLink, a telecommunications company, since November 2016, most recently holding the position of Senior Vice President, IT Solutions and New Market Development. Prior to joining CenturyLink, Mr. Sanchack served in roles of increasing responsibility at Lockheed Martin, an aerospace and defense company, from 2004 to October 2016, most recently serving as Vice President, Competitive Enhancements.

There are no arrangements or understandings between Mr. Sanchack and any other person pursuant to which Mr. Sanchack was selected as an officer. There are no transactions in which Mr. Sanchack has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On January 11, 2018, the company and DLR LLC (collectively, “Digital Realty”) entered into an employment agreement with Mr. Sanchack, pursuant to which Mr. Sanchack will serve as the company's Executive Vice President, Operations effective as of the Start Date.

The employment agreement has an initial one-year term, and will automatically be extended for one additional year upon the expiration of the initial term unless either party provides notice of non-renewal to the other.

Pursuant to the employment agreement, Mr. Sanchack’s initial annual base salary is $445,000. Mr. Sanchack is also eligible to earn an annual cash performance bonus targeted at 100% of his base salary under the company’s incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan.

Pursuant to the employment agreement, subject to his continued employment with Digital Realty through the payment date, Mr. Sanchack is eligible to receive a one-time cash payment equal to $562,000 (the "Sign-On Bonus"). In the event Mr. Sanchack voluntarily resigns his employment or Digital Realty terminates his employment for "cause" within one year of the Effective Date he will be required to repay Digital Realty a prorated amount of the Sign-On Bonus.

In connection with Mr. Sanchack’s appointment, Mr. Sanchack will receive (i) an award of time-based profits interest units of Digital Realty Trust, L.P. (the “operating partnership”) (or restricted stock units covering company common stock) with a value of approximately $445,500, and (ii) an award of performance-based Class D profits interest units of the operating partnership (or restricted stock units covering company common stock) with a value of approximately $904,500. Mr. Sanchack will also receive a new hire equity award of time-based profits interest units of the operating partnership (or restricted stock units covering company common stock) with a value of approximately $750,000.

Mr. Sanchack’s employment agreement provides that if his employment is terminated by Digital Realty without “cause” or by Mr. Sanchack for “good reason” (each as defined in the employment agreement) or in the event of his death or disability, then, subject to the terms and conditions of the employment agreement, he will be entitled to certain severance payments.

The foregoing description of the employment agreement with Mr. Sanchack is qualified in its entirety by the full text of the employment agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 11, 2018, by and among Digital Realty Trust, Inc., DLR LLC and Erich Sanchack.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
 Date: January 17, 2018

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 11, 2018, by and among Digital Realty Trust, Inc., DLR LLC and Erich Sanchack.